UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2020

COLONY CAPITAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37980	46-4591526
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
515 South Flower Street, 44th Floor
Los Angeles, California 90071
(Address of Principal Executive Offices, Including Zip Code)
(310) 282-8820
Registrant’s telephone number, including area code:
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	CLNY	New York Stock Exchange
Preferred Stock, 7.50% Series G Cumulative Redeemable, $0.01 par value	CLNY.PRG	New York Stock Exchange
Preferred Stock, 7.125% Series H Cumulative Redeemable, $0.01 par value	CLNY.PRH	New York Stock Exchange
Preferred Stock, 7.15% Series I Cumulative Redeemable, $0.01 par value	CLNY.PRI	New York Stock Exchange
Preferred Stock, 7.125% Series J Cumulative Redeemable, $0.01 par value	CLNY.PRJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01    Entry into a Material Definitive Agreement.

Cooperation Agreement

On March 19, 2020, Colony Capital, Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Blackwells Capital LLC (the “Investor”) and Jason Aintabi (together with the Investor, “Blackwells”). Pursuant to the Cooperation Agreement, (i) the Company has agreed to expand the size of its board of directors (the “Board”) to create one vacant seat and include Jeannie H. Diefenderfer (the “New Director”) as a nominee for the Board in the proxy statement for the Company’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) and will recommend and solicit proxies for the election of the New Director at the 2020 Annual Meeting and (ii) Blackwells has agreed to irrevocably withdraw the nomination of the slate of directors previously put forth on November 25, 2019.

Under the Cooperation Agreement, at the 2020 Annual Meeting (and any adjournments or postponements thereof), and each annual or special meeting of the Company (or any of its Affiliates) with a record date prior to the third anniversary of the date of the Cooperation Agreement, Blackwells has agreed to vote, or cause to be voted, all of the common stock beneficially owned by Blackwells or its controlling or controlled affiliates in favor of the election of all the director nominees recommended for election by the Board (or the board of directors of any of the Company’s affiliates (an “Affiliate Board”)) and otherwise in accordance with the Board’s (or an Affiliate Board’s) recommendation on all other proposals, subject to certain limited exceptions.

Pursuant to the Cooperation Agreement, Blackwells is subject to certain standstill provisions (the “Standstill Provisions”) that prohibit Blackwells and its affiliates and associates from, among other things, (i) engaging in any “solicitation” (as such term is defined under the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder (the “Exchange Act”)) of proxies or consents with respect to the election or removal of directors from the Board or any Affiliate Board or any other matter or proposal or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in any such solicitation of proxies or consents; (ii) knowingly encouraging, advising, or knowingly influencing any third party or knowingly assisting any third party in so knowingly encouraging, advising, or knowingly influencing any third party with respect to the giving or withholding of any proxy, consent or other authority to vote (other than such encouragement, advice or influence that is consistent with the Board’s (or an Affiliate Board’s) recommendation in connection with such matter); (iii) forming, joining or acting in concert with any partnership, limited partnership, syndicate or other group, including a “group” as defined pursuant to Section 13(d) of the Exchange Act and the rules promulgated thereunder, with any entity or person unaffiliated with Blackwells and with respect to any voting securities of the Company; (iv) making or in any way participating, directly or indirectly, in any tender offer, exchange offer, merger, consolidation, acquisition, business combination, sale of a division, sale of substantially all assets, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the Company or any of its subsidiaries or Affiliates or its or their securities or assets (each, an “Extraordinary Transaction”) (it being understood that the foregoing shall not restrict Blackwells or any of its affiliates or associates from tendering (or failing to tender) shares, receiving payment or other consideration for shares, voting its shares “for” or “against” any Extraordinary Transaction, or otherwise participating in any such transaction on the same basis as other stockholders of the Company, or from participating in any such transaction that has been approved by the Board); (v) (a) seeking, alone or in concert with others, election or appointment to, or representation on, the Board (or an Affiliate Board) or nominate or propose the nomination of, or recommending the nomination of, any candidate to the Board or an Affiliate Board (except as otherwise permitted in the Cooperation Agreement), (b) seeking, alone or in concert with others, or knowingly encouraging any person to seek, the removal of any member of the Board or an Affiliate Board, (c) requesting that, or knowingly encouraging any person to request that, the Company or an Affiliate of the Company call any meeting of such company’s stockholders, (d) presenting any matter at any meeting of the Company’s (or its Affiliates’) stockholders, or (e) conducting, or knowingly encouraging any person to conduct, a referendum of the Company’s (or its Affiliates’) stockholders; (vi) making or being the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise); (vii) making any request for stock list materials or other books and records of the Company or any of its Affiliates under the Maryland General Corporation Law, the law of the jurisdiction of any of the Company’s Affiliates or other statutory or regulatory provisions providing for stockholder access to books and records; (viii) except as set forth in the Cooperation Agreement, making any public proposal with respect to (a) any change in the number or term of directors or the filling of any vacancies on the Board or an Affiliate Board, (b) any material change in the capitalization of the Company or any of its Affiliates, (c) any other material change in the Company’s or any of its Affiliates’

management, business or corporate structure, or (d) any waiver, amendment or modification to the Company’s Charter or Bylaws or the governing documents of any of its Affiliates; (ix) entering into any negotiations, agreements or understandings with any third party to take any action that Blackwells is prohibited from taking pursuant to the Cooperation Agreement; (x) making, directly or indirectly, any proposal, either alone or in concert with others, to the Company, its Affiliates or the Board (or an Affiliate Board) that would reasonably be expected to require a public announcement inconsistent with the provisions of the Cooperation Agreement; (xi) making any public request or submit any public proposal, directly or indirectly, to amend or waive the terms of the Cooperation Agreement, in each case which would reasonably be expected to require a public announcement of such request or proposal; (xii) during the term of the JV (as defined below), selling, offering or agreeing to sell, in each case, through swap, hedging or other derivative transactions, securities of the Company or any rights decoupled from the underlying securities held by Blackwells to any Person; (xiii) entering into a voting trust, arrangement or agreement or subjecting any securities of the Company to any voting trust, arrangement or agreement; and (xiv) instituting, soliciting, assisting or joining any litigation, arbitration or other proceeding against or involving the Company, its Affiliates or any of their respective current or former directors or officers (including derivative actions) in order to effect or take any of the actions expressly prohibited by the Cooperation Agreement, in each case, subject to certain limited exceptions. The Standstill Provisions terminate automatically upon the earlier of the Expiration Date and a material uncured breach of the Cooperation Agreement by the Company (the “Restricted Period”).

Pursuant to the Cooperation Agreement, each of the parties has agreed to mutual non-disparagement obligations during the Restricted Period.

The “Expiration Date” means ten years from the date of the Cooperation Agreement.

For purposes of the Cooperation Agreement, Colony Credit Real Estate, Inc. is deemed an affiliate of the Company until the Expiration Date.

The Cooperation Agreement terminates on the Expiration Date.

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

JV Agreement

Contemporaneously with entering into the Cooperation Agreement, on March 19, 2020, CBW MM 2020, LLC, an indirect subsidiary of the Company (“CBW MM”), and the Investor entered into a Limited Liability Company Agreement of CBW 2020, LLC (the “JV” and such agreement, the “JV Agreement”). The purpose of the JV is to purchase and hold shares of Class A common stock (the “common stock”) of the Company. CBW MM has committed $13.23 million in common stock of the Company and/or cash, and Blackwells has committed $1.47 million in cash. The JV has agreed to use the cash contributions it receives from CBW MM and the Investor to purchase, as promptly as reasonably practicable, common stock of the Company on the open market. CBW MM will serve as the Managing Member of the JV and will have general authority to manage and operate the JV, subject to certain fundamental actions requiring the consent of Investor. Investor may cause the JV to liquidate and distribute its assets at any time, and CBW MM may cause the JV to liquidate and distribute its assets at any time following the third anniversary from the date of the JV Agreement.

The foregoing description of the JV Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the JV Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2, and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being furnished herewith to this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Cooperation Agreement, dated as of March 19, 2020, by and among Colony Capital, Inc., Jason Aintabi and Blackwells Capital LLC
10.2	Limited Liability Company Agreement of CBW 2020, LLC, dated as of March 19, 2020, by and between CBW MM 2020, LLC and Blackwells Capital LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 25, 2020	COLONY CAPITAL, INC.

		By:	/s/ Mark M. Hedstrom
Mark M. Hedstrom
Chief Financial Officer, Chief Operating Officer and Treasurer